Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp ONE MANHATTAN WEST NEW YORK, NY 10001 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com

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May 17, 2021

Trean Insurance Group, Inc.
150 Lakes West Street
Wayzata, MN 55391

Re:	Trean Insurance Group, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to Trean Insurance Group, Inc., a Delaware corporation (the “Company”), in connection with the public offering of the Company’s common stock, par value $0.01 per share (“Common Stock”), relating to the sale  by the Selling Stockholders (as defined below) to the Underwriters (as defined below) of 5,000,000 shares of Common Stock and up to an additional 750,000 shares of Common Stock at the Underwriters’ option to cover over-allotments (such 5,750,000 shares of Common Stock, the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)          the registration statement on Form S-1 of the Company relating to the Shares to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)          the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into among the Company, the selling stockholders named therein (the “Selling Stockholders”) and J.P. Morgan Securities LLC and Evercore Group, L.L.C., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Selling Stockholder to the Underwriters of the Shares, filed as Exhibit 1.1 to the Registration Statement;

Trean Insurance Group, Inc.
May 17, 2021

(c)          an executed copy of a certificate of Julie A. Baron, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(d)          a copy of the Company’s Certificate of Incorporation )the “Certificate of Incorporation”), as in effect as of the date of the issuance of the Shares and certified pursuant to the Secretary’s Certificate;

(e)          a copy of the Company’s Amended and Restated Certificate of Incorporation certified pursuant to the Secretary’s Certificate and filed as Exhibit 3.2 to the Registration Statement;

(f)          a copy of the Company’s By-Laws (the “By-Laws”), as in effect as of the date of the issuance of the Shares and certified pursuant to the Secretary’s Certificate;

(g)          a copy of the Company’s Amended and Restated By-Laws, as in effect as of the date hereof and filed as Exhibit 3.2 to the Registration Statement; and

(h)          a copy of certain resolutions of the Board of Directors of the Company, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement. In addition, we have assumed that the issuance of the Shares did not violate or conflict with any agreement or instrument binding on the Company as of the date of the issuance of the Shares (except that we do not make this assumption with respect to the Certificate of Incorporation, the By-Laws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement).

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Trean Insurance Group, Inc.
May 17, 2021

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.          The issuance of the Shares was duly authorized by all requisite corporate action on the part of the Company under the DGCL and the Shares are validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DSY